UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2016

Olympic Steel, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Mill Creek Blvd. Suite 650 Highland Hills, OH	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (216) 292-3800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, at the Annual Meeting of the Shareholders (the “Annual Meeting”) of Olympic Steel, Inc. (the “Company”), the shareholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan (the  “Plan”). The Plan became effective upon such shareholder approval.

The Plan amends and restates in its entirety the Olympic Steel, Inc. 2007 Omnibus Incentive Plan (“Old Plan”). The principal purpose of amending and restating the Old Plan was to increase the number of shares available for awards by 500,000 shares to a total of 1,000,000 shares. In addition, the Plan (i) provides for one-year minimum vesting for awards, (ii) revises the definition of “change of control,” (iii) expressly provides for limited share recycling and (iv) expressly prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

The Plan includes a list of performance measures upon which the Compensation Committee of the Board may condition a grant or vesting of an award that is intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, which measures are as follows: stock price; market share; sales; earnings per share; return on equity; return on invested capital; costs; earnings; capital adjusted pre-tax earnings (economic profit); earnings before income taxes; depreciation and amortization; net income; operating income; performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); gross margin; revenue; working capital; total assets; net assets; return on assets; stockholders’ equity and cash flow and any combination of the foregoing.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on April 29, 2016. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected David A. Wolfort, Ralph M. Della Ratta, Howard K. Goldstein and Dirk A. Kempthorne as directors of the Company to serve until the Company’s 2018 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
David A. Wolfort	7,384,369	704,963	1,263,833
Ralph M. Della Ratta	7,612,157	477,175	1,263,833
Howard K. Goldstein	7,562,279	527,053	1,263,833
Dirk A. Kempthorne	7,703,070	386,262	1,263,833

Proposal 2. The shareholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. The voting results were as follows:

For	Against	Abstain
9,048,055	297,087	8,023

Proposal 3. The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,843,319	233,780	12,233	1,263,833

Proposal 4. The shareholders approved the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
7,705,547	368,578	15,207	1,263,833

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
4.1

Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan (Incorporated by reference to Exhibit 4.3 to Company’s Registration Statement on Form S-8 (Registration No. 333-211023) filed with the Securities and Exchange Commission on April 29, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

	By:	/s/ Richard T. Marabito
		Name:	Richard T. Marabito
		Title:	Chief Financial Officer

Date: May 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan (Incorporated by reference to Exhibit 4.3 to Company’s Registration Statement on Form S-8 (Registration No. 333-211023) filed with the Securities and Exchange Commission on April 29, 2016).